Exhibit 10(6)
AMERICAN INTERNATIONAL GROUP, INC.
AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN

AMERICAN INTERNATIONAL GROUP, INC.
Amended and Restated 2002 Stock Incentive Plan
Table of Contents

ARTICLE I —GENERAL
1.1 Purpose	1
1.2 Definitions of Certain Terms	1
1.3 Administration	2
1.4 Persons Eligible for Awards	4
1.5 Types of Awards Under Plan	4
1.6 Shares of Common Stock Available for Awards	4

ARTICLE II —AWARDS UNDER THE PLAN
2.1 Agreements Evidencing Awards	5
2.2 No Rights as a Shareholder	5
2.3 Grant of Restricted Shares of Common Stock	5
2.4 Grant of Restricted Stock Units	6
2.5 Grant of Dividend Equivalent Rights	6
2.6 Other Stock-Based Awards	6
2.7 Certain Restrictions	7

ARTICLE III —MISCELLANEOUS
3.1 Amendment of the Plan	7
3.2 Tax Withholding	7
3.3 Required Consents and Legends	8
3.4 Nonassignability; No Hedging	8
3.5 Successor Entity	9
3.6 Right of Discharge Reserved	9
3.7 Nature of Payments	9
3.8 Non-Uniform Determinations	9
3.9 Other Payments or Awards	10
3.10 Plan Headings	10
3.11 Termination of Plan	10
3.12 Governing Law	10
3.13 Severability; Entire Agreement	10
3.14 Waiver of Claims	11
3.15 No Third Party Beneficiaries	11
3.16 Successors and Assigns of AIG	11
3.17 Section 409A	11
3.18 No Liability With Respect to Tax Qualification or Adverse Tax Treatment	12
3.19 Date of Adoption and Approval of Shareholders	13
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AMERICAN INTERNATIONAL GROUP, INC.
AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN
ARTICLE I—GENERAL
1.1 PURPOSE
     The purpose of the American International Group, Inc. Amended and Restated 2002 Stock Incentive Plan is to attract, retain and motivate officers, directors, employees (including prospective employees), consultants and others who may perform services for the Company, to compensate them for their contributions to the long-term growth and profits of the Company, and to encourage them to acquire a proprietary interest in the success of the Company.
1.2 DEFINITIONS OF CERTAIN TERMS
     “AIG” means American International Group, Inc. or a successor entity contemplated by Section 3.5.
     “Award” means an award made pursuant to the Plan.
     “Award Agreement” means the written document by which each Award is evidenced.
     “Board” means the Board of Directors of AIG.
     “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock of AIG.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder.
     “Committee” shall have the meaning set forth in Section 1.3.1.
     “Common Stock” means the common stock of AIG, par value $2.50 per share.
     “Company” means AIG and its subsidiaries.
     “Covered Person” shall have the meaning set forth in Section 1.3.3.
     “Employment” means a grantee’s performance of services for the Company, as determined by the Committee. The terms “employ” and “employed” shall have their correlative meanings.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the applicable rules and regulations thereunder.
     “Fair Market Value” means, with respect to a share of Common Stock on any day, the fair market value as determined in accordance with a valuation methodology approved by the Committee.
     “Plan” means the American International Group, Inc. Amended and Restated 2002 Stock Incentive Plan, as described herein and as hereafter amended from time to time.
     “Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.
     “Treasury Regulations” means the regulations promulgated under the Code by the United States Internal Revenue Service, as amended.
1.3 ADMINISTRATION
     1.3.1 Except as otherwise provided herein, the Plan shall be administered by a committee (the “Committee”) of the Board to be drawn solely from members of the Board who are not and have not been officers of the Company. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Award granted thereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, binding and conclusive on all grantees and on their legal representatives and beneficiaries. The Committee shall have the authority, in its absolute discretion, to determine the persons who shall receive Awards, the time when Awards shall be granted, the terms of such Awards and the number of shares of Common Stock, if any, which shall be subject to such Awards. Unless otherwise provided in an Award Agreement, but subject to Section 3.17, the Committee shall have the authority, in its absolute discretion, to (i) amend any outstanding Award Agreement in any respect, whether or not the rights of the grantee of such Award are adversely affected, including, without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions, or reflect a change in the grantee’s circumstances and (ii) determine whether, to what extent and under what circumstances and method or methods (A) Awards may be (1) settled in cash, shares of Common Stock, other securities, other Awards or other property or (2) canceled, forfeited or suspended, (B) shares of Common Stock, other securities, other Awards or other property, and other amounts payable with respect to an Award may be deferred either automatically or at the election of the grantee thereof or of the Committee and (C) Awards may be settled by the Company or any of its designees, provided that the Committee may not amend the terms of any outstanding Award without shareholder approval, unless such amendment is a result of a grantee’s termination from employment due to retirement, death, disability or a change of control. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards (including grants to members of the Board who are not employees of the Company) or administer the Plan, in which case the Board shall have all of the authority and responsibility granted to the Committee herein. To the extent any Award is made to an “officer” (as defined for purposes of Rule 16a-1(f) under the Exchange Act) or director of AIG, the Award shall be made by the full Board or a committee or subcommittee of the Board composed of at least two ‘non-employee directors’ (as defined in Rule 16b-3 under the Exchange Act).
     1.3.2 Actions of the Committee may be taken by the vote of a majority of its members. The Committee may allocate among its members and delegate to any person who is not a member of the Committee any of its administrative responsibilities.
     1.3.3 No member of the Board or the Committee or any employee of the Company (each such person a “Covered Person”) shall have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by AIG against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Covered Person, with AIG’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that AIG shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once AIG gives notice of its intent to assume the defense, AIG shall have sole control over such defense with counsel of AIG’s choice. To the extent any taxable expense reimbursement under this paragraph is subject to Section 409A, (x) the amount thereof eligible in one taxable year shall not affect the amount eligible in any other taxable year; (y) in no event shall any expenses be reimbursed after the last day of the taxable year following the taxable year in which the Covered Person incurred such expenses; and (z) in no event shall any right to reimbursement be subject to liquidation or exchange for another benefit. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under AIG’s Restated Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that AIG may have to indemnify such persons or hold them harmless.

1.4 PERSONS ELIGIBLE FOR AWARDS
     Awards under the Plan may be made to such officers, directors, employees (including prospective employees), consultants and other individuals who may perform services for the Company, as the Committee may select, except that no Award may be made to directors who are not employees of the Company without shareholder approval.
1.5 TYPES OF AWARDS UNDER PLAN
     Awards may be made under the Plan in the form of (a) restricted stock, (b) restricted stock units, (c) dividend equivalent rights and (d) other equity-based or equity-related Awards which the Committee determines to be consistent with the purposes of the Plan and the interests of the Company. AIG, however, will not grant stock options pursuant to the Plan.
1.6 SHARES OF COMMON STOCK AVAILABLE FOR AWARDS
     1.6.1 Common Stock Subject to the Plan. Subject to adjustment as provided in Section 1.6.2 hereof, the maximum number of shares that may be issued under the Plan through December 31, 2002 is fifteen million (15,000,000) shares of Common Stock and in each calendar year thereafter shall be the sum of (a) one million (1,000,000) shares of Common Stock and (b) the number of shares of Common Stock available for issuance under the Plan in the previous calendar year but not issued in such year. Such shares of Common Stock may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by AIG. If any Award shall expire, terminate or otherwise lapse, in whole or in part, any shares of Common Stock subject to such Award (or portion thereof) shall again be available for issuance under the Plan.
     1.6.2 Adjustments. The Committee shall have the authority (but shall not be required) to adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1 and to adjust equitably (including, without limitation, by payment of cash) the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award is subject and the exercise or strike price of any Award), in such manner as it deems appropriate to preserve the benefits or potential benefits intended to be made available to grantees of Awards, for any increase or decrease in the number of issued shares of Common Stock resulting from a recapitalization, stock split, stock dividend, combination or exchange of shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of AIG; provided that no such adjustment shall be made if or to the extent that it would cause any outstanding Award to fail to comply with Section 409A. After any adjustment made pursuant to this Section 1.6.2, the number of shares of Common Stock subject to each outstanding Award shall be rounded down to the nearest whole number. For the avoidance of doubt, the Committee may, in its sole discretion, decline to adjust the terms of any outstanding Award if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the grantee or to the Company.
     1.6.3 There shall be no limit on the amount of cash, securities (other than shares of Common Stock as provided in this Section 1.6) or other property that may be delivered pursuant to the Plan or any Award, provided, however, that Awards with respect to no more than 250,000 shares of Common Stock may be granted to any one grantee in any calendar year, and provided further, that Awards of stock appreciation rights with respect to no more than 250,000 shares of Common Stock may be granted to any one grantee in any calendar year.
ARTICLE II—AWARDS UNDER THE PLAN
2.1 AGREEMENTS EVIDENCING AWARDS
     Each Award granted under the Plan shall be evidenced by a written document which shall contain such provisions and conditions as the Committee deems appropriate. The Committee may grant Awards in tandem with or, subject to Section 3.17, in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a grantee thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.
2.2 NO RIGHTS AS A SHAREHOLDER
     No grantee of an Award shall have any of the rights of a shareholder of AIG with respect to shares of Common Stock subject to such Award until the delivery of such shares. Except as otherwise provided in Section 1.6.2, no adjustments shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is prior to the date such shares are delivered.
2.3 GRANT OF RESTRICTED SHARES OF COMMON STOCK
     The Committee may grant or offer for sale restricted shares of Common Stock in such amounts and subject to Section 2.7 and such terms and conditions as the Committee shall determine. Upon the delivery of such shares, the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to Section 2.7 and any other restrictions and conditions as the Committee may include in the applicable Award Agreement. In the event that a Certificate is issued in respect of restricted shares of Common Stock, such Certificate may be registered in the name of the grantee but shall be held by AIG or its designated agent until the time the restrictions lapse.
2.4 GRANT OF RESTRICTED STOCK UNITS
     The Committee may grant Awards of restricted stock units in such amounts and subject to Section 2.7 and such terms and conditions as the Committee shall determine. A grantee of a restricted stock unit will have only the rights of a general unsecured creditor of AIG until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the grantee of each restricted stock unit not previously forfeited or terminated shall receive one share of Common Stock, or cash, securities or other property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.
2.5 GRANT OF DIVIDEND EQUIVALENT RIGHTS
     The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of AIG until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee shall, subject to Section 3.17, determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.
2.6 OTHER STOCK-BASED AWARDS
     The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual shares of Common Stock to Award recipients, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Any Award made pursuant to this Section 2.6 to a director of the Company or an executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act), must be either (i) granted in lieu of salary or cash bonus or (ii) limited in the aggregate to five percent (5%) of the shares of Common Stock authorized under the Plan.

2.7 CERTAIN RESTRICTIONS
     In the case of an Award in the form of restricted stock or restricted stock units, at least three years must elapse before the delivery or payment of shares of Common Stock, cash or other property, except in the case of (i) termination of employment due to death, disability, retirement or change of control or (ii) an Award that the Committee determines is performance based, in which case at least one year must elapse.
ARTICLE III—MISCELLANEOUS
3.1 AMENDMENT OF THE PLAN
     3.1.1 Unless otherwise provided in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, including in any manner that adversely affects the rights, duties or obligations of any grantee of an Award.
     3.1.2 Unless otherwise determined by the Board, shareholder approval of any suspension, discontinuance, revision or amendment shall be obtained only to the extent necessary to comply with any applicable law; provided, however, that, without shareholder approval, neither the Board nor the Committee may amend the Plan to (i) materially increase the benefits accruing to grantees under the Plan, (ii) materially increase the number of shares of Common Stock which may be issued under the Plan, or (iii) materially modify the requirements for participation in the Plan.
3.2 TAX WITHHOLDING
     3.2.1 Grantees shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any shares of Common Stock pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a grantee whether or not pursuant to the Plan or (b) the Committee shall be entitled to require that the grantee remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

3.3 REQUIRED CONSENTS AND LEGENDS
     3.3.1 If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action being hereinafter referred to as a “plan action”), then, subject to Section 3.17, such plan action shall not be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.
     3.3.2 The term “consent” as used in this Section 3.3 with respect to any plan action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) or any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a plan action by any governmental or other regulatory body or any stock exchange or self-regulatory agency and (d) any and all consents or other documentation required by the Committee. Nothing herein shall require AIG to list, register or qualify the shares of Common Stock on any securities exchange.
3.4 NONASSIGNABILITY; NO HEDGING
     Except to the extent otherwise expressly provided in the applicable Award Agreement or determined by the Committee, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.4 shall be null and void and any Award which is hedged in any manner shall immediately be forfeited. All of the terms and conditions of this Plan and the Award Agreements shall be binding upon any permitted successors and assigns.

3.5 SUCCESSOR ENTITY
     Unless otherwise provided in the applicable Award Agreement and except as otherwise determined by the Committee, in the event of a merger, consolidation, mandatory share exchange or other similar business combination of AIG with or into any other entity (“Successor Entity”) or any transaction in which another person or entity acquires all of the issued and outstanding Common Stock of AIG, or all or substantially all of the assets of AIG, outstanding Awards may be assumed or a substantially equivalent award may be substituted by such successor entity or a parent or subsidiary of such successor entity.
3.6 RIGHT OF DISCHARGE RESERVED
     Nothing in the Plan or in any Award Agreement shall confer upon any grantee the right to continue Employment by the Company or affect any right which the Company may have to terminate such Employment.
3.7 NATURE OF PAYMENTS
     3.7.1 Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan shall be in consideration of services performed or to be performed for the Company by the grantee. Awards under the Plan may, in the discretion of the Committee, and subject to Section 3.17, be made in substitution in whole or in part for cash or other compensation otherwise payable to a participant in the Plan. Only whole shares of Common Stock shall be delivered under the Plan. Awards shall, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares shall be rounded down to the nearest whole share and any such fractional shares shall be forfeited.
     3.7.2 All such grants and deliveries shall constitute a special discretionary incentive payment to the grantee and shall not be required to be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the grantee, unless the Company specifically provides otherwise.
3.8 NON-UNIFORM DETERMINATIONS
     The Committee’s determinations under the Plan and Award Agreements need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award

Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a grantee’s Employment has been terminated for purposes of the Plan.
3.9 OTHER PAYMENTS OR AWARDS
     Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
3.10 PLAN HEADINGS
     The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.
3.11 TERMINATION OF PLAN
     The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan shall terminate March 13, 2012, and provided further, that all Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.
3.12 GOVERNING LAW
     THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
3.13 SEVERABILITY; ENTIRE AGREEMENT
     If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.
3.14 WAIVER OF CLAIMS
     Each grantee of an Award recognizes and agrees that prior to being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).
3.15 NO THIRD PARTY BENEFICIARIES
     Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.3 shall inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.
3.16 SUCCESSORS AND ASSIGNS OF AIG
     The terms of this Plan shall be binding upon and inure to the benefit of AIG and any successor entity contemplated by Section 3.5.
3.17 SECTION 409A
     3.17.1 All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern.

     3.17.2 Without limiting the generality of Section 3.17.1, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A: (a) references to termination of the grantee’s employment will mean the grantee’s separation from service with the Company within the meaning of Section 409A; (b) any payment to be made with respect to such Award in connection with the grantee’s separation from service with the Company within the meaning of Section 409A that would be subject to the limitations in Section 409A(a)(2)(b) of the Code shall be delayed until six months after the grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A; (c) to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of shares of Common Stock in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares of Common Stock that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A); (d) with respect to any required Consent described in Section 3.3 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting; (e) if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the grantee’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment; (f) if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the grantee’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award; and (g) unless the Committee determines otherwise, for purposes of determining whether the grantee has experienced a separation from service with the Company within the meaning of Section 409A, “subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with AIG, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.
3.18 NO LIABILITY WITH RESPECT TO TAX QUALIFICATION OR ADVERSE TAX TREATMENT
     3.18.1 Notwithstanding anything to the contrary contained herein, in no event shall the Company be liable to a grantee on account of an Award’s failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.

3.19 DATE OF ADOPTION AND APPROVAL OF SHAREHOLDERS
     The Plan was adopted on March 13, 2002 by the Board and approved by the shareholders of AIG at the 2002 Annual Meeting of Shareholders. The Plan was amended and restated effective as of September 18, 2002 and effective as of December 31, 2008.